Exhibit 2.14
SECOND AMENDMENT TO INTEREST PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO INTEREST PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of December 12, 2022 (the “Amendment Effective Date”) by and among SOF-XI TERM HOLDINGS, L.P., a Delaware limited partnership and SOF-XI TERM PARENT HOLDINGS, L.P., a Delaware limited partnership (collectively, “Seller”), and VB SEVEN, LLC, a Delaware limited liability company, assignee of the original purchaser, VB Five, LLC (“Buyer”). Seller and Buyer are collectively referred to herein as the “Parties” or individually as a “Party.” Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement (defined below).

    WHEREAS, Seller and Buyer are parties to that certain Interest Purchase Agreement dated as of August 3, 2022 (as assigned, as amended by that certain First Amendment to Interest Purchase Agreement (the “First Amendment”), dated as of November 14, 2022, by and among Seller and Buyer and as the same may be further assigned, amended or modified, collectively, the “Purchase Agreement”) pursuant to which Buyer agreed to purchase and Seller agreed to sell indirect interests in those certain residential properties more particularly described in the Purchase Agreement; and

    WHEREAS, the Parties desire to enter into this Amendment to amend the Purchase Agreement as more particularly set forth herein.

    NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Amendment. As a result of giving effect to the First Amendment, the Closing Date under the Purchase Agreement, including, without limitation, under Section 2.2 of the Purchase Agreement, is currently December 16, 2022. Notwithstanding anything in the Purchase Agreement to the contrary, the Closing Date is hereby extended to occur (subject to the terms, provisions and conditions set forth in the Purchase Agreement (as modified hereby and the First Amendment)) on January 18, 2023.

2.Counterparts; Transmission. This Amendment may be executed in multiple counterparts, each of which shall constitute an original. Facsimile or electronic transmission of any signed original document, and the retransmission of any signed facsimile or electronic transmission, shall be the same as delivery of the original signed document.

3.Ratification. Except as expressly amended by this Amendment, all of the terms of the Purchase Agreement shall remain in full force and effect and are hereby ratified and confirmed by the Parties in all respects. From and after the Amendment Effective Date, all references to the Purchase Agreement shall be deemed to mean the Purchase Agreement, as modified by this Amendment. If there is any conflict or inconsistency between the Purchase Agreement and the terms of this Amendment, the terms of this Amendment shall control.

4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in the State of Delaware, without giving effect to the conflicts of law principles thereof that would have the effect of causing another state’s law to be applicable.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Amendment has been duly executed by the Parties as of the date set forth above.

    SELLER:

SOF-XI TERM HOLDINGS, L.P.,
a Delaware limited partnership

By:     SOF-XI Term Holdings GP, L.L.C.,
     a Delaware limited liability company,
     its general partner

    By: /s/ Sam Caven
    Name: Sam Caven
    Its: Authorized Signatory

SOF-XI TERM PARENT HOLDINGS, L.P.,
a Delaware limited partnership

By:     SOF-XI Term Parent Holdings GP, L.L.C.,
     a Delaware limited liability company,
     its general partner

By: /s/ Sam Caven
Name: Sam Caven
Its: Authorized Signatory

[end of page; additional signature page follows]

[Tusk – Signature Page to Second Amendment to Interest Purchase Agreement]

BUYER:

VB SEVEN, LLC,
a Delaware limited liability company

By:     /s/ Dana Sprong
        Name: Dana Sprong
        Title: Authorized Signatory

[Tusk – Signature Page to Second Amendment to Interest Purchase Agreement]